UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 23, 2013

GASCO ENERGY, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-32369	98-0204105
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7979 E. Tufts Avenue, Suite 1150, Denver, Colorado 80237

(Address of principal executive offices)  (Zip Code)

 Registrant’s telephone number, including area code: (303) 483-0044

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01              Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed in a Current Report on Form 8-K filed April 2, 2013 (the “Form 8-K”), Gasco Energy, Inc. (the “Company”) received notice from the NYSE MKT LLC (the “Exchange”) on March 27, 2013 indicating that the Exchange intended to initiate delisting proceedings against the Company by filing a delisting application with the Securities and Exchange Commission (the “SEC”) pursuant to Section 1009(d) of the NYSE MKT LLC Company Guide (the “Company Guide”).  In the notice, the Exchange notified the Company that in accordance with Sections 1203 and 1009(d) of the Company Guide, the Company had a limited right to appeal the Exchange’s determination by requesting an oral hearing or a hearing based on a written submission before the Exchange’s Listing Qualifications Panel (the “Panel”).  The Form 8-K disclosed that, at the time, the Company intended to appeal the Exchange’s determination by requesting an oral hearing before the Panel.  The Company has subsequently determined not to proceed with an appeal of the Exchange’s determination to delist the Company’s common stock, and the Company notified the Exchange of its decision on April 23, 2013.  Accordingly, the Exchange is expected to begin the process to delist the Company’s common stock and trading on the Exchange of the Company’s common stock is expected to be suspended at the opening of business on April 26, 2013.

The Company expects that its common stock will immediately become eligible to begin trading on the OTCQB Marketplace on April 26, 2013. However, the Company can give no assurance that its common stock will become or continue to be eligible to trade on the OTCQB Marketplace or on any other securities exchange or quotation medium.

Forward-looking Statements

Certain statements set forth in this Current Report on Form 8-K relate to management’s future plans, objectives and expectations.  Such statements are forward-looking within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  All statements other than statements of historical facts included in this Current Report on Form 8-K, including, without limitation, statements regarding the delisting of the Company’s common stock from the Exchange and future trading in the Company’s common stock on the OTCQB Marketplace, are forward-looking statements. These statements express, or are based on, management’s current expectations and forecasts about future events.

Although any forward-looking statements contained in this Current Report on Form 8-K or otherwise expressed by the Company are, to the knowledge and in the judgment of management, believed to be reasonable when made, there can be no assurances that any of these expectations will prove correct or that any of the actions that are planned will be taken.  Forward-looking statements involve and may be affected by inaccurate assumptions, and known and unknown risks and uncertainties (some of which are beyond the Company’s control), that may cause the Company’s actual actions, performance and financial results in future periods to differ materially from any expectation, projection, estimate or forecasted result.  The key factors that may cause actual actions or results to vary from those the Company expects are described in (1) Part I, “Item 1A—Risk Factors,” “Item 7—Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Item 7A—Quantitative and Qualitative Disclosure About

Market Risk” and elsewhere in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 and (2) the Company’s other reports and registration statements filed from time to time with the SEC.

Any of these factors could cause the Company’s actual actions or results to differ materially from those implied by these or any other forward-looking statements made by the Company.  The Company cannot assure you that its future actions and results will meet its expectations.  When you consider these forward-looking statements, you should keep in mind these factors.  All subsequent written and oral forward-looking statements attributable to the Company are expressly qualified in their entirety by these factors.  The Company’s forward-looking statements speak only as of the date made.  The Company assumes no duty to update or revise its forward-looking statements based on changes in internal estimates or expectations or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gasco Energy, Inc.

Date: April 24, 2013	By:	/s/ W. King Grant
Name: W. King Grant
Title: President and Chief Executive Officer